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                                                                      EXHIBIT 1

For Year Ending:   10/31/04
File Number 811-09561

This report is signed on behalf of the registrant (or depositor or trustee) in the City of Boston and State of Massachusetts on the 30th day of December 2004.

                                                CENTURY CAPITAL MANAGEMENT TRUST
                                                (Name of registrant, depositor
                                                  or trustee)

                                        BY: /s/ ALEXANDER L. THORNDIKE
                                                Alexander L. Thorndike,
                                                Chairman and Chief
                                                Investment Officer

Witness:  /s/ STEVEN ALFANO
          Steven Alfano
          Secretary and Chief
          Compliance Officer